As Filed With the Securities and Exchange Commission on November 24 , 2009
Registration No. 333-161321

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXIOLOGIX EDUCATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	7372	61-1585332
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

501 Scarborough Dr., Suite 308E
Egg Harbor Township, NJ 08234
Telephone: (609) 646-2005   Facsimile: (609) 939-0717
(Address and telephone number of principal executive offices)

Incsmart.biz, Inc.
4421 Edward Avenue
Las Vegas, Nevada 89108
Telephone: (702) 403-8432
(Name, address and telephone number of agent for service)

with a copy to:

Dean Law Corp.
601 Union Street, Suite 4200
Seattle, Washington 98101
Telephone: (206) 274-4598  Facsimile:  (206) 493-2777

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)

Common Stock	2,757,600	$0.45 per share	$1,240,920	$69.24

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated November __, 2009

PROSPECTUS

2,757,600 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7 to 11 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.45 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price by considering, among other factors, a business valuation that was conducted by our management.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  November __, 2009

Summary
Prospective investors are urged to read this prospectus in its entirety.

We are a development stage company.  Our main focus is on the sales and marketing of educational software titles serving schools with grade levels Kindergarten through Higher Education.  We do not have revenues and we have minimal assets.  To date we have just begun operations and cannot state with certainty whether we will achieve profitability.  From April 29, 2009 (inception) to May 31, 2009, we have incurred accumulated losses of ($165,439) and based on our financial history since inception, our independent auditor has expressed doubt as to our ability to continue as a going concern.

Our plan of operation is to enter into an exclusive resellership agreement with Educational Software Companies and to offer our customers a library of on-line managed educational software applications that complement each other.  We may also consider the acquisition of intellectual property, products, or technology.  We have been working with a team of well established sales executives with a proven track record of performance in the Education Technology Arena and long standing inroads with contacts in the education community.  We plan to market our products to their existing contacts in the education community and build a larger customer base of schools with the reselling of Online Managed Software applications: eBoard®, e*Pad, Curricuplan®, and the Student Tracker®.  We also plan on expanding our product line with the addition of re-selling online Education Courses.  However, we have not yet identified the actual vendors that we will source online Education Courses from. We were incorporated on April 29, 2009 under the laws of the state of Nevada.  Our principal office is located at 501 Scarborough Drive, Suite 308E, Egg Harbor Township, New Jersey 08234 20.  Our telephone number is (609) 646-2005.

The Offering:

Securities Being Offered	Up to 2,757,600 shares of common stock.

Offering Price
The selling shareholders will sell our shares at $0.45 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price by considering, among other factors, a business valuation that was conducted by our management.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 2,757,600 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	10,337,600 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Market for the common stock
There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for quotation on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of May 31, 2009 (Audited)	As of August 31, 2009 (Unaudited)
Balance Sheet
Total Assets	$16,910	$9,685
Total Liabilities	$54,089	$52,689
Stockholders’ Deficit	$37,179	$43,004
	Period from April 29, 2009 (date of inception)	Period from April 29, 2009 (date of inception)
	to May 31, 2009 (Audited)	to August 31, 2009 (Audited)
Income Statement
Revenue	$-	$-
Total Expenses	$165,036	$271,697
Net Loss	$(165,439)	$(271,264)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and development of educational software programs.  We have not generated any revenue from operations to date.

While at May 31, 2009, we had cash on hand of $4,992 we have accumulated a deficit of $165,439 in business development and administrative expenses.  At this rate, we anticipate that additional funding will be needed for general administrative expenses and marketing costs.

In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFIT TO DATE.  THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated in April 29, 2009.  We have not started our proposed business operations or realized any revenues and we have been involved primarily in organizational activities.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by marketing and developing educational software programs.  We cannot guarantee that we will be successful in generating revenues and profit in the future.  Failure to generate revenues and profit will cause us to suspend or cease operations.

IF WE FAIL TO FINALIZE ANY ONE OF OUR EXCLUSIVE RESELLERSHIPS, WE MAY HAVE TO CEASE OPERATIONS.

We are currently in negotiations with three different software companies to obtain exclusive resellership rights.  To date, we have not yet finalized any such agreement.  There is no guarantee that we will be able to finalize an exclusive resellership agreement and if we fail to finalize such an agreement we may have to cease or suspend our operations.

IF JOHN P. DAGLIS, OUR SOLE OFFICER, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our sole officer and director, John P. Daglis, for the future success of our business.  The loss of the services of Mr. Daglis could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.  We do not carry any key personnel life insurance policies on Mr. Daglis and we do not have a contract for his services.

BECAUSE WE HAVE ONLY ONE OFFICER WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer.  He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls.  While Mr. Daglis has no formal training in financial accounting matters, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus.  When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

WE MAY HAVE DIFFICULTY ATTRACTING AND RETAINING SKILLED PERSONNEL.  OUR FAILURE TO DO SO COULD CAUSE US TO GO OUT OF BUSINESS.

Our future success will depend in large part on our ability to attract and retain highly skilled management, sales, marketing, and finance and product development personnel.  Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel.  Failure to attract and retain such personnel could have a material adverse effect on our operations and financial condition or cause us to go out of business.

WE WILL NEED SIGNIFICANT CAPITAL REQUIREMENTS TO CARRY OUT OUR BUSINESS PLAN, AND WE WILL NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED, WHICH COULD CAUSE US TO DISCONTINUE OUR OPERATIONS.

We will require significant expenditures of capital in order to acquire and develop our planned operations. We estimate that we will require $4,398,139 to carry out our operations for the next 12 months.  As of May 31, 2009, we had approximately $5,000 in cash assets.  Therefore, we expect that we need in total, approximately $4,393,000 in financing in order to implement our business plan for the next 12 months. We plan to obtain the necessary funds through private equity offerings. We may not be able to raise sufficient amounts from our planned sources. In addition, if we drastically underestimate the total amount needed to fully implement our business plan, our ability to continue our business will be adversely affected.

Our ability to obtain additional financing is subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are unable to raise additional financing, we will have to significantly reduce our spending, delay or cancel planned activities or substantially change our current corporate structure. In such an event, we intend to implement expense reduction plans in a timely manner. However, these actions would have material adverse effects on our business, revenues, operating results, and prospects, resulting in a possible failure of our business.

NON-ADOPTION OF WEB-BASED EDUCATION AND TRAINING PRODUCTS BY THE GENERAL MARKET COULD CAUSE OUR BUSINESS TO FAIL

Our Web-based products represent a new and emerging approach for the education and market.  Our success depends substantially upon the widespread adoption of Web-based products for education.  The early stage of development of the market for Web-based education makes it difficult for us to predict customer demand accurately.  The failure of this market to develop, or a delay in the development of this market -- whether due to technological, competitive or other reasons -- would severely limit the growth of our business and adversely affect our financial performance and could cause our business to fail.

WE MAY BE SUSCEPTIBLE TO AN ADVERSE EFFECT ON OUR BUSINESS DUE TO THE CURRENT WORLDWIDE ECONOMIC CRISIS

Our market and sales results could be greatly impacted by the current worldwide economic crisis, making it difficult to reach sales goals, as well as software and market development goals.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.  OUR INABILITY TO SUCCESSFULLY OPERATE AS A PUBLIC COMPANY COULD CAUSE YOU TO LOSE YOUR ENTIRE INVESTMENT.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

RISKS RELATED TO OUR INDUSTRY

IF POTENTIAL CLIENTS OR COMPETITORS USE OPEN SOURCE SOFTWARE TO DEVELOP PRODUCTS THAT ARE COMPETITIVE WITH OUR PRODUCTS AND SERVICES, WE MAY FACE DECREASED DEMAND AND PRESSURE TO REDUCE THE PRICES FOR OUR PRODUCTS WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND CAUSE OUR BUSINESS TO FAIL.

The growing acceptance and prevalence of open source software may make it easier for competitors or potential competitors to develop software applications that compete with our products, or for clients and potential clients to internally develop software applications that they would otherwise have licensed from us. One of the aspects of open source software is that it can be modified or used to develop new software that competes with proprietary software applications, such as ours. Such competition can develop without the degree of overhead and lead time required by traditional proprietary software companies. If potential clients use open source software to internally develop software or if a current or potential competitor develops products using open source software that are competitive with our products and services, we may face decreased demand for our products and services which could have an adverse effect on our business and cause our business to fail.

THE MARKET FOR WEB-BASED EDUCATION TOOLS IS EXTREMELY FRAGMENTED AND COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE

The market for web-based education tools is fragmented and highly competitive.  Increased competition may result in lost sales and may force us to lower prices.  We expect that competition in this market will increase substantially in the future.  There can be no assurance that we can maintain or improve our competitive position.  Many of our current and potential competitors have longer operating histories, greater name recognition and greater financial, technical, sales, marketing, support and other resources than we do.

WE HAVE A NEED FOR CONTINUAL INTRODUCTION OF NEW PRODUCTS, AND UPDATE OF EXISTING PRODUCTS TO ADAPT TO FREQUENT CHANGES IN TECHNOLOGY.  IF WE ARE UNABLE TO INTRODUCE NEW PRODUCTS, UPDATE EXISTING PRODUCTS OR ADAPT TO CHANGES IN TECHNOLOGY OUR BUSINESS COULD FAIL.

The market for education and training products is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards.  The growth in the use of the Web and intense competition in its industry exacerbate these market characteristics.  Our future success will depend on our ability to adapt to rapidly changing technologies and customer demands by continually improving the features and performance of our products.  While we have new products and features scheduled for commercial launch, it cannot be assured that we will be successful in releasing them as scheduled, or that y will meet with market acceptance. If we are unable to adapt to changing technologies, improve features of our current products or successful release our products, our business could fail and you could lose your entire investment.

WE ARE SUSCEPTIBLE TO UNDETECTED SOFTWARE ERRORS, OR “BUGS”, THAT COULD REDUCE REVENUE, MARKET SHARE, AND DEMAND FOR OUR PRODUCTS AND CAUSE OUR BUSINESS TO FAIL

Product performance problems could result in lost or delayed revenue, loss of market share, failure to achieve market acceptance, diversion of development resources or injury to our reputation, any of which could have a material adverse effect on our business and financial performance.  Software products such as ours may contain undetected errors, or bugs, which result in product failures or poor product performance.  Our products may be particularly susceptible to bugs or performance degradation because of the emerging nature of Web-based technologies and the stress that may be placed on our products by the full deployment of our products to users.  If these problems occur our business may fail.

WE ARE SUSCEPTIBLE TO CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT.  IF A CLAIM OF INFRINGEMENT IS SUCCESSFUL AGAINST US, OUR BUSINESS COULD FAIL.

If any of our products violate the proprietary rights of third parties, we may be required to reengineer our products or to obtain licenses to continue offering our products without substantial reengineering.  Any efforts to reengineer our products or obtain licenses from third parties may not be successful and, in any case, could have a material adverse effect on our business and financial performance by substantially increasing our costs or potentially causing our business to fail.

RISKS RELATED TO OUR OFFERING

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK’ RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC.  We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

BECAUSE OUR SOLE OFFICER OWNS 83.0% OF OUR OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole officer, John P. Daglis owns approximately 83.0% of the outstanding shares of our common stock.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  He will also have the power to prevent or cause a change in control.  The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

YOUR PERCENTAGE OWNERSHIP IN US MAY BE DILUTED BY FUTURE ISSUANCES OF CAPITAL STOCK, WHICH COULD REDUCE YOUR INFLUENCE OVER MATTERS ON WHICH STOCKHOLDERS VOTE.

Our Board of Directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options or shares that may be issued to satisfy our payment obligations. Issuances of additional common stock would reduce your influence over matters on which our stockholders vote.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO EARN A RETURN ON YOUR INVESTMENT WITH US.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.  Therefore, you may have difficulty earning a return on your investment with us.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.45 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price by considering, among other factors, a business valuation that was conducted by our management.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,757,600 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation 4(2) of the Securities Act of 1933.  All shares were issued by us in transactions not involving any public offering, to purchasers who had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment, who had access to the type of information normally provided in a prospectus, and who agreed not to resell or distribute the securities to the public.  In addition, we did not use any form of public solicitation or general advertising in connection with the issuance of the shares.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

-	the number of shares owned by each prior to this offering;

-	the total number of shares that are to be offered for each;

-	the total number of shares that will be owned by each upon completion of the offering; and

-	the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering

Salvatore & Gemma Armenia	500	500	Nil	Nil

George Benas	500	500	Nil	Nil

Robert & Marie Louise Cella	50,000	50,000	Nil	Nil

Katherine Connor	500	500	Nil	Nil

John P. Daglis (1)	8,580,000	1,000,000	7,580,000	73.3%

Anthony Exadaktilos	500	500	Nil	Nil

Aristotle & Ana Exadaktilos Frangias	500	500	Nil	Nil

John Exadaktilos	500	500	Nil	Nil

Leonidas Exadaktilos	500	500	Nil	Nil

Michael Exadaktilos	500	500	Nil	Nil

Nicholas Exadaktilos	500	500	Nil	Nil

Burton & Annette Federman	500	500	Nil	Nil

Nicholas Galiatsatos	3,600	3,600	Nil	Nil

Salavatore Galletto	30,000	30,000	Nil	Nil

Pauline D. Gerace	60,000	60,000	Nil	Nil

Alexander Gitsas	500	500	Nil	Nil

Dennis Gitsas	500,000	500,000	Nil	Nil

James Gitsas	500	500	Nil	Nil

Vasilios & Katerina Lazardis	1,000	1,000	Nil	Nil

Gordon Lowry	300,000	300,000	Nil	Nil

Theodoros Margaritis	10,000	10,000	Nil	Nil

Michael Mele, Jr	100,000	100,000	Nil	Nil

George & Georgia Patras	500	500	Nil	Nil

Premier Links, Inc. (2)	80,000	80,000	Nil	Nil

Wassim M. Ramadan (3)	40,000	40,000	Nil	Nil

Thomas J. Rojy Jr	100,000	100,000	Nil	Nil

Remigio Romito (4)	40,000	40,000	Nil	Nil

John Sakoulas	5,000	5,000	Nil	Nil

Nick Sakoulas	10,000	10,000	Nil	Nil

Markos Sakoulas	500	500	Nil	Nil

Rick Schafer	150,000	150,000	Nil	Nil

Christopher Seaverns	40,000	40,000	Nil	Nil

Vytas B. Siliunas (5)	40,000	40,000	Nil	Nil

Arthur Silver	100,000	100,000	Nil	Nil

Perry Stamelos	500	500	Nil	Nil

George Zervas	500	500	Nil	Nil

John Zervas	90,000	90,000	Nil	Nil

(1)	John P. Daglis is member of our board of directors and is our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer.

(2)	Dwayne Malloy has voting and dispositive power over shares owned by Premier Links, Inc.

(3)	Wassim M. Ramadan is a member of our board of directors.

(4)	Remigio Romito is a member of our board of directors.

(5)	Vytas B. Siliunas is a member of our board of directors.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 10,337,600 shares of common stock outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1.	has had a material relationship with us other than as a shareholder at any time within the past three years;

2.	has ever been one of our officers or directors;

3.	is a broker-dealer; or broker-dealer's affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.45 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price by considering, among other factors, a business valuation that was conducted by our management.  There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

-	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-	contains a toll-free telephone number for inquiries on disciplinary actions;

-	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-	bid and offer quotations for the penny stock;

-	the compensation of the broker-dealer and its salesperson in the transaction;

-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 150,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of August 8, 2009, there were 10,337,600 shares of our common stock issued and outstanding that are held by 37 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We issued a convertible note to an individual for $20,000.  The note was due on July 15, 2009 and bears interest at a rate of 20% per annum.  The principal and interest due may, at the option of the holder, be converted into shares of our common stock at a rate of $0.33 per share

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

General

We were incorporated in the State of Nevada on April 29, 2009.

We are a start-up company comprised of management and sales executives in education who have experience and a proven successful track record in sales performance over the past two decades.  Our main focus is on the sales and marketing of educational software titles serving schools with grade levels from Kindergarten through Higher Education.  We are concentrating on raising student achievement through research-based school designs, uniquely aligned assessment systems, interactive professional development, integrated use of technology, and other proven productivity applications in education.

As a part of our expansion plans, we have targeted and made informal commitments for the hire of several top producers in sales, marketing, and managed software implementation in education technology.  These top producers have committed to come on board and become part of our educational software dealership that offers niche productivity solutions in the education market.

We intend to have several potential exclusive resellerships with educational software companies for the re-sale of their on-line managed software applications that complement each other.  The strategic positioning of these products complimenting each other, coupled with the proven track record of the aforementioned top-producing sales executives, is expected to propel our sales revenue.  This includes the sale of packaged on-line software licensing, consulting services, training and support, and other complimentary educational software tools.  One of our potential exclusive resellerships is with Edumedia Software Solutions Corporation, for the sale of E*pad, an on-line managed software application that manages performance assessments for teachers to be deployed among their students.  Other potential exclusive resellerships are with Seacliff Educational Solutions with their eBoard® and Curricuplan® on-line software products, and Contour Data with their Student Tracker Software, all of which are described in the following Products section of this Prospectus.  Although none of these potential exclusive resellerships have been formalized with written agreements yet, these companies have given us verbal authorization to begin representing their products and services in anticipation of us hiring the aforementioned “top producers” in sales, marketing, and managed software deployment.  Edumedia Software Solutions Corporation has also given verbal authorization to proceed with the representation that we are their Exclusive Reseller since two of their sales executives have come on board.   To date we have not yet finalized any of these exclusive resellership agreements.

Since the passage of the “No Child Left Behind” legislation to the recent commitments to Education in the latest stimulus plan that President Obama has so strongly endorsed, the education industry has been facing a growing premium on intellectual capital, education reform, and a focus on assessment and accountability.  Within the $767 billion stimulus plan that was passed in February 2009, $105.9 billion of it is allocated specifically to education.  $600 million of this plan is focused on technology applications and well rounded assessment using technology.  This movement has spawned increasing demand for solutions that yield performance results, namely: accountability, improved records and operational efficiency, better information, improved learning, and better methodologies of teaching-- results that our software solutions deliver.

We maintain our statutory registered agent's office at 4421 Edward Avenue, Las Vegas, Nevada 89108.  Our business office is located at 501 Scarborough Dr. Suite 308E, Egg Harbor Township, NJ 08234.  Our telephone number is 609-646-2005 and our fax number is 609-939-0717.  We pay rent of $1,400 per month.

Products

Once we formalize our resellership with Edumedia, Seacliff and Contour we plan to market and exclusively sell the following products to the North American market.

E*pad

E*pad features a multimedia student portfolio for students combined with a performance assessment manager which is a research-based approach to structuring the collection, interpretation, and assessment of evidence regarding student learning.

Key Features:

•	Assessments that are aligned to national and state standards and rubrics;

•	Provides structured activities for teachers to use with students ;

•	Allows teachers to create new assessments as well as to modify existing ones;

•	Focuses on improving the learning of all students;

•	Provides a highly interactive assessment environment;

•	Supports a collegial learning community for sharing materials and activities;

•	Contains an assessment framework to help educators make systematic use of evidence of learning;

•	Provides a structured process for analyzing evidence of student learning;

•	Allows students to develop a portfolio of their exemplary work; and

•	Supports an interactive educational environment where teachers can work collaboratively and share strategies with colleagues to improve future assessments.

Key Benefits:

•	User friendly;

•	Internet Based;

•	Encourages higher levels of student achievement;

•	Promotes student centered learning;

•	Facilitates interdisciplinary and collaborative teaching;

•	Fosters cooperative learning projects;

•	Allows students to create a “digital portfolio” of their exemplary accomplishments; and

•	Facilitates increased involvement of parents.

eBoard

eBoard is another software application that is an easy to use web page that allows educators to quickly post information online for parents and students.  eBoard is simple but powerful and keeps students and parents up to date and involved by posting homework, projects, events, and schedules online.

Key Features:

•	Archive function;

•	Rich Text Editing;

•	iNote Discussion;

•	eBoard Calendar;

•	Passwords;

•	Customization;

•	Administrator site; and

•	Online Help.

Key Benefits:

•	Ease of use, simple on-line format;

•	Enables the users to collaborate online using safe and secure discussions for book talks, homework, help, blogs, etc.;

•	Teachers can attach class specific content including notes, presentations, pictures, etc., and integrate technology by posting web links, templates, and documents;

•	Teachers can share classroom resources with other teachers, as well as archive and store digital content to access from home or school; and

•	Communicate with committees and other educators using private eBoards.

Curricuplan

Curricuplan is a solution for web based curriculum planning.  Using Curricuplan, school districts design, review, and share a database of high quality standards based instructional content online.

Key Features:

•	Web-based;

•	Multiple Authors;

•	Flexible Template;

•	Integrated State Standards;

•	Online Approval Process;

•	Peer Reflections;

•	Searchable Database;

•	Online Help; and

•	SIF Compliant.

Key Benefits:

•	Ease of use in an environment where educators can create, revise, and reflect on unit and lesson plans;

•	Collaborate district wide on curriculum development;

•	Share effective instructional strategies and resources;

•	Identify standards that have been met;

•	Review and approve instructional content online;

•	Integrate technology into the curriculum;

•	Track instructional plans throughout the district;

•	Mentor and provide resources for new teachers; and

•	Reflect after instruction to provide feedback for revisions.

Student Tracker

Student Tracker is an Integrated Student Administration System that tracks attendance, scheduling, grading, and manages individual records for each student.  This application also has a Special Education component that maintains government mandated custom forms for Individualized Education Plans (IEP’s) for students enrolled in the schools’ child studies department.

Key Features:

•	Attendance Module;

•	Special Education Module;

•	Grading Module;

•	Scheduling Module;

•	Document processing system provides forms, documents, and letters that can easily be modified to meet your specific state and district requirements;

•	Logs professional improvement hours for all staff members;

•	On-site training and technical support via toll-free telephone, electronic mail and Internet; and

•	Data conversion from paper or existing software available.

Key Benefits:

•	Records student attendance, discipline, grades, and medical history (from the teacher’s desktop);

•	Allows the monthly attendance report to be completed in minutes instead of hours;

•	Automated parental notices for truancy;

•	Simplifies and automates grading and scheduling;

•	Generates student schedules from a master class list;

•	Allows for the electronic recording of grades and printing report cards;

•	Creates State compliant IEPs, evaluations & parental notices;

•	Gives educators complete control of document content and format;

•	Generates October, December, and end-of-year tables in minutes;

•	Retains chronological history of all IEPs, documents and parental contact; and

•	Discipline and Transportation Modules are also available.

Sales and Marketing Strategy

Product Positioning Strategy:

We intend to position our products as complementary to Integrated Learning Systems (ILS) and other similar offerings.  ILSs provide instructional content, assessment and management tools, and allow students to study at their own level.  ILSs also pace and track students’ work and progress for teachers to review.  Given the mandate to achieve yearly progress in student outcomes under No Child Left Behind Legislation, the tracking feature of ILSs is likely to be welcomed by educational providers.  However, most ILSs lack performance assessments as content, and multimedia/digital portfolio features as well as teaching tools for tracking assignments online.  As such, we intend to position our products as a complementary, add-on component that fill the gaps lacking in ILSs.

Customer Acquisition and Product Awareness:

We plan on paying close attention to client servicing, especially on offering extensive training (in the form of workshops) to teachers and other educational institution staff on product usage.

We intend to achieve product awareness by introducing our products to key purchase decision makers, typically a combination of the Superintendent, Federal Programs Administrator, Curriculum Supervisor and/or Technology Coordinator of the school district, which are all relationships that we have begun to establish and build.

We will also provide ongoing staff development on technology in various Education Technology Training Centers, i.e., federally and state sponsored countrywide showrooms, for training New Jersey educators in new technologies.  These showrooms will provide an excellent opportunity for us to introduce the unique characteristics of our products to teachers, technology administrators, and coordinators.

To strengthen product awareness further, we are planning on organizing regular conferences with Technology Coordinators and Curriculum Supervisors to provide hands-on-use of our software.  These conferences will initially take place in our initial target markets, namely New Jersey, Pennsylvania, Ohio, New York, and Delaware.  In addition, we plan on regularly attending National and Regional trade shows to cultivate and expand new business relationships.

Distribution Strategy:

Give our current relationships and proximity in New Jersey and New York, we will initially distribute our products locally in New Jersey and expand to the surrounding states during 2010.  In this initial Geographic area, New Jersey, New York and Pennsylvania are among the states that spend the most on education in the US.  We plan on following up these markets with the Mid Atlantic and Central states through 2011.  Our management believes that once a major market such as the Mid Atlantic States and Central States are penetrated, the model can be duplicated with Direct Marketing on a national level.  As such, a national and international marketing strategy is expected to be rolled-out toward year-end 2011.

We plan to utilize the following distribution channels: In house sales representatives, Authorized Resellers, Independent sales representatives, and National Distributors

Competition

There are several specific task software companies that offer niche based programs providing digital portfolios, curriculum alignment to state standards, assessment through rubrics with prescriptive learning, and lesson planning.  There is only one company currently working with automated on-line performance assessments, the Education Testing Service (ETS) in Princeton, New Jersey, which has not begun marketing theirs as of their last fiscal quarter.  Management has been unable to find any titles that have all of the aforementioned features in a single on-line package.  What differentiates the products offered by a specific task software company from the E*pad is the fact that they have not provided Performance Tasks to gain teacher acceptance, and they have not packaged all of the aforementioned features into one on-line application.  We plan on copyright registering all of the performance tasks being formed for the application.  At this stage, it is too early to identify and assess the market performances of similar competing software programs with E*pad.  The national trend in educational techniques is just now maturing to permit commercial acceptance of Performance assessments into the market.

Below is a more detailed description about competition as it relates to our specific applications:

eBoard: There are several other assignment tracking software titles which function on-line as eBoard does; however, the unique concept of using post-it note graphics to post assignments distinguishes this application from any other one in the assignment tracking arena.  This feature simplifies the function of entering an assignment and allows users to navigate through the site intuitively while seeing the assignments on a multifunctional post-it.

Curricuplan: There are several other curriculum management titles which function on-line as Curricuplan does; however, Curricuplan allows for curriculum alignment in lesson planning that demonstrates compliance with state mandated core curriculum content standards and across curriculum application among multiple subject areas simultaneously.

Student Tracker:  While there are also several individualized education plan (IEP) reporting titles available, the Student tracker has the unique feature of integrating the reporting feature with MS-Word, giving the user the added convenience of structuring the format of the resulting report with a customized appearance to each school district’s preference.

Compliance with Government Regulation

We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business.

Employees

We currently have one employee who works in the capacity of administrative assistant, three consultants that are engaged in product development, and our sole officer.

Research and Development Expenditures

We have incurred $64,710 on research and development of performance assessments for on-line educational software exercises with participating pilot partner school districts since our inception.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our business office is located at 501 Scarborough Dr. Suite 308E, Egg Harbor Township, NJ 08234.  Our telephone number is 609-646-2005 and our fax number is 609-939-0717.  We pay rent of $1,400 per month.  Our offices include a 650 square foot shared receptionist area, a 400 square foot office and a 530 square foot shared conference room.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 4421 Edward Avenue, Las Vegas, Nevada 89108.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 37 registered shareholders.

Rule 144 Shares

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 54,200 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

Our plan of operation for the next twelve months following the date of this prospectus is to enter into the exclusive reseller agreement with Edumedia and to expand our library of on-line managed educational software applications that complement each other.  The addition of more on-line managed educational software applications may include acquisitions of intellectual property, products, or technology.  The initial geographic area that we will cover will be New Jersey, New York, Pennsylvania and Delaware.

We also plan to expand to Ohio, Indiana, Iowa, and (if financing permits) Florida, Texas, California, and Arizona.  This type of expansion, which requires localized training workshops and support, includes the hiring of training instructors, support/help desk services personnel, sales representatives, and regional management.  We also expect to continue with product development of performance assessment tools with additional participating pilot schools in the additional states aforementioned.

We expect to incur the following expenses in the next 12 months in connection with our business operations:

Product Development	$534,014
Advertising and Marketing	$572,004
Sales, Support, Administration, Overhead/Expansion	$2,547,090
Inventory and Work-In-Process	$72,984

Total expenditures over the next 12 months are expected to be $4,398,139.  This total includes $672,047 in projected expenditures of operations in our existing present state.

Our currently monthly burn rate is approximately $137,000.  However, this number is not an accurate reflection of our actual monthly cash requirement due to the limited amount of time we have been in business and also due to the extra expenses we incurred due to our initial organizational activities.

We expect our monthly cash requirement to be approximately $56,000.  At present, our cash requirements for the next twelve months outweigh the funds available to maintain or develop our operations.  Of the $ 4,398,139 that we need for the next 12 months, we had $ 7,689 in cash as of August 31, 2009.  In order to fully carry out our business plan, we need additional financing of approximately $4,39 0 ,000 for the next 12 months.  In order to improve our liquidity, we intend to pursue additional equity financing from private investors or possibly a registered public offering. We intend to negotiate with our management and consultants to pay parts of salaries and fees with stock and stock options instead of cash. There can be no assurance we will be successful in our efforts to secure additional equity financing. If we are unable to raise equity or obtain alternative financing, we may not be able to continue operations with respect to the continued development and marketing of our company and we may not be able to continue our operations and our business plan may fail.

If operations and cash flow improve through these efforts, management believes that we can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or an improvement in our liquidity situation. The threat of our ability to continue as a going concern will be removed only when revenues have reached a level that sustains our business operations.

Results of Operations for the Period Ending May 31, 2009

We did not earn any revenues from our inception on April 29, 2009 to May 31, 2009.  We have not yet started the sales and marketing of educational software titles serving schools with grade levels Kindergarten through Higher Education.  We incurred operating expenses in the amount of $165,036 for the period from our inception on April 29, 2009 to May 31, 2009.  These operating expenses were comprised of professional fees of $102,076, travel of $8,670, advertising of $1,074, bank fees of $1,300, filing fees of $599, insurance of $3,669, compensation of $25,179, rent of $7,000 and office expense of $15,469.

Results of Operations for the Quarter Ending August 31, 2009

We did not earn any revenues during our quarter ended August 31, 2009.   We incurred operating expenses in the amount of $106,661 for the quarter ended August 31, 2009.  These operating expenses were comprised of professional fees of $35,620, travel of $13,720, advertising of $739, bank fees of $520, filing fees of $2,530, insurance of $1,947, compensation of $40,820, rent of $4,200 and office expense of $6,565.

Results of Operations for the Period from April 29, 2009 (Inception) to August 31, 2009

We did not earn any revenues for the period from April 29, 2009 (Inception) to August 31, 2009.   We incurred operating expenses in the amount of $271,697 for the for the period from April 29, 2009 (Inception) to August 31, 2009.  These operating expenses were comprised of professional fees of $137,696, travel of $22,390, advertising of $1,813, bank fees of $1,820, filing fees of $3,129, insurance of $5,616, compensation of $65,999, rent of $11,200 and office expense of $22,034.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and directors and their ages as of the date of this prospectus is as follows:

Director:

Name of Director	Age

John P. Daglis	44

Wassim M. Ramadan	39

Remigio Romito	55

Dr. Vytas B. Siliunas	55

Executive Officer:

Name of Officer	Age	Office

John P. Daglis	44	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our sole officer and our directors for the past five years.

John P. Daglis, Director and President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer

Since our inception on April 29, 2009, John P. Daglis has been our president, chief executive officer, secretary, treasurer, chief financial officer, principal accounting officer and a member of the board of directors.

Since 1992, Mr. Daglis was the original founder of Edumedia, a private educational software company.  Before Edumedia, Mr. Daglis started his career in technology in 1984 with Tandy Corporation as a Retail Marketing Representative and an Educational Marketing Specialist.  In his six year history with Tandy Corporation, he advanced in Executive Management of the company in charge of Computer Hardware, Software, Networking, and Services Sales to School Systems out of 26 locations totaling over $14 million per year.  As the founder and President of Edumedia, he established the company’s accreditation as a Microsoft Solutions Provider in Education, an IBM Business Partner, a Certified Education Partner with Compaq, a Microsoft Academic Authorized reseller, a Hewlett-Packard Authorized Dealer, and a Symantec Enterprise Developer.  Additional authorizations include Intel, 3Com, and Nortel Networks, among others.  Mr. Daglis led the company to a 43% average growth rate in sales per year from 1992 to 1999.  During these years his company also gained recognition as the first to offer MPEG technology to schools in the state of New Jersey (August 1993), and was featured by local newspapers in cover page articles such as “Taking elementary students to the 21st Century”, and  “Local entrepreneur’s company helps schools secure technology grants.”  Mr. Daglis attended Stockton State College, majoring in Information Systems and Sciences.

Wassim M. Ramadan, Director

Mr. Ramadan is a member of our board of directors.  From 1997 to the present Mr. Ramadan has been an Exclusive Agent and Owner of Allstate Insurance Co./Ramadan Insurance Agency Inc. which is estimated at over $5 million by the Book of Business and holds over 5,000 accounts.  Mr. Ramadan brings to the company an extensive background of international relations.  He has published a number of articles concerning politics and international policy, as well as economics.  Mr. Ramadan has led several seminars at Allstate and has conducted a series of educational training to many Allstate agents.  He is also a real estate investment entrepreneur both locally and internationally and is fluent

Arabic and French.  Mr. Ramadan has held positions such as the Manager of Economic Studies and Feasibility Analysis Department at I.C.M.I.F. in Beirut and Editor of the English Section of “The Economist,” a magazine of Arab Development.  Mr. Ramadan also has over 10 years of experience in insurance and is licensed in Property and Casualty, Life, Health and Accident, Series 6 and 63.  Mr. Ramadan is currently an exclusive agent and owner of Ramadan Insurance Agency.  Mr. Ramadan holds a BA in Political Science and Public Administration from the American University of Beirut located in Beirut, Lebanon, an MA in Political Science from Villanova University in Pennsylvania, and is currently pursuing his Ph.D. in Political Studies and International Law from Lebanese University also in Beirut

Remigio Romito, Director

Mr. Romito is member of our board of directors.  From August 2005 to the present, Mr. Romito has been an Account Manager for Gateway, Inc. responsible for sales to commercial and corporate entities.  From April 2004 to August 2005 he was an Executive Account Manager at Lexmark International responsible for sales in the New Jersey Public Sector.  From December 1996 to November 2003 Mr. Romito was a Major Account Manager at Dell, Inc., with responsibility for sales in New Jersey, Delaware, and Pennsylvania K-12 schools.  Mr. Romito has over 30 years experience in the education industry as a teacher, computer resource coordinator, and technology sales executive.  He is also a senior results oriented professional with experience in sales, marketing, and management of hardware, software, consultant services, technical services and value-added services.  Mr. Romito received his Bachelor of Arts Degree in Foreign Language Education from Youngstown State University, Youngstown, Ohio.  He has also completed 34 hours of coursework towards a Master’s Degree in Education at Youngstown State University.

Dr. Vytas B. Siliunas, Director

Mr. Siliunas is a member of our board of directors.  From January 2004 to the present, he was the Founder and Managing Partner of South Jersey ENT Surgical Associates, LLC, in Linwood, NJ.  From September 1994 to Present, he has been the President of ENT Surgical Practice. He has been a Section Chief of Otolaryngology of the AtlanticCare Regional Medical Center since 2003, as well as a member of the American Osteopathic Association, the Osteopathic College of Ophthalmology & Otolaryngology, the New Jersey Academy of Otolaryngology, the Pennsylvania Osteopathic Medical Association, and of the American Academy of Facial & Plastic Reconstruction Surgery.  Dr. Siliunas received his D.O. Degree from the Chicago College of Osteopathic Medicine, graduated in the top 5% of his class, and is a member of Sigma Sigma Phi (Honorary Society).

Term of Office

Our sole officer and our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Independent Directors

The rules of the SEC require that we, because we are not listed on any national securities exchange, choose a definition of director “independence” for purposes of determining which directors are independent.  We have chosen to follow the definition of independence as determined by the Marketplace Rules of The Nasdaq National Market (“NASDAQ”).  Pursuant to NASDAQ’s definition, Wassim M. Ramadan, Remigio Romito and Dr. Vytas B. Siliunas are independent directors.

Significant Employees

There are no persons other than our officers and directors above who are expected by us to make a significant contribution to our business.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on April 29, 2009 to May 31, 2009 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary FY 2009 ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)

John P. Daglis President, CEO, Secretary, Treasurer and a director	2009	15,003	None	8,580 (8,580,000 shares Common Stock) (2)	None	None	None	None	$23,583
	2010	7,000	None	None	None	None	None	None	$7,000

Wassim M. Ramadan, director	2009	None	None	40 (40,000 shares Common Stock) (2)	None	None	None	None	$40
	2010	None	None	None	None	None	None	None	None

Remigio Romito, director	2009	None	None	40 (40,000 shares Common Stock) (2)	None	None	None	None	$40
	2010	None	None	None	None	None	None	None	None

Dr. Vytas B. Siliunas, director	2009	None	None	40 (40,000 shares Common Stock) (2)	None	None	None	None	$40
	2010	None	None	None	None	None	None	None	None

(1)
We adopted EITF 96-18 Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to determine the measurement date of the stock issuance and recorded the issuance as capital contribution by the CEO and directors with the service they performed prior to inception date April 29, 2009 and valued those founders’ shares at par.

(2)	shares issued for services provided to Axiologix

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement.  However, we pay our President $88,000 per year for acting as a director and officer.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as of August 8, 2009.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial Ownership	Percent of class
Common Stock	John P. Daglis 501 Scarborough Drive, Suite 308E Egg Harbor Township, NJ 08234	8,580,000	83.0%

Common Stock	Wassim M. Ramadan 501 Scarborough Drive, Suite 308E Egg Harbor Township, NJ 08234	40,000	Less than 1%

Common Stock	Remigio Romito 501 Scarborough Drive, Suite 308E Egg Harbor Township, NJ 08234	40,000	Less than 1%

Common Stock	Dr. Vytas B. Siliunas 501 Scarborough Drive, Suite 308E Egg Harbor Township, NJ 08234	40,000	Less than 1%

Common Stock	All Officers and Directors as a group	8,700,000 shares	84.2%

The percent of class is based on 10,337,600 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

The Company is indebted to its President for $5,000.  This amount is non-interest bearing and is payable on demand.  The Company does not have a formal agreement for this loan.

Other than disclosed above, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•	Our sole promoter, John P. Daglis;

•	Any relative or spouse of any of the foregoing persons who has the same house as such person;

•	Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Axiologix Education Corporation
(A Development Stage Enterprise)

We have audited the accompanying balance sheet of Axiologix Education Corporation (a development stage enterprise) as of May 31, 2009, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from April 29, 2009 (inception) through May 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Axiologix Education Corporation as of May 31, 2009, and the results of its operations, changes in stockholders' deficit and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
August 7, 2009

Axiologix Education Corporation
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS

	August 31, 2009	May 31, 2009
	(Unaudited)	Audited
ASSETS

CURRENT ASSETS
Cash	$7,689	$4,992
Prepaid Expense	1,996	1,765
Due from related party	—	10,153
TOTAL CURRENT ASSETS	9,685	16,910

TOTAL ASSETS	$9,685	$16,910

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$32,689	$29,089
Note Payable	20,000	20,000
Due to Shareholders	—	5,000
TOTAL CURRENT LIABILITIES	52,689	54,089

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDER'S DEFICIT
Common stock, $0.001 par value; 150,000,000 shares authorized, 10,322,448 and 10,022,600 shares issued and outstanding, respectively	10,323	10,023
Stock Payable	73,500	—
Additional paid-in capital	144,437	118,237
(Deficit) accumulated during the development stage	(271,264)	(165,439)
TOTAL STOCKHOLDER'S DEFICIT	(43,004)	(37,179)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$9,685	$16,910

The accompanying notes are an integral part of these financial statements.

AXIOLOGIX EDUCATION CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS

	For the quarter ended	From April 29, 2009 (Inception) to
	August 31,	August 31,
	2009	2009
	(unaudited)	(unaudited)

REVENUES	$—	$—

EXPENSES
Professional Fees	35,620	137,696
Travel	13,720	22,390
Advertising	739	1,813
Bank fees	520	1,820
Filing fees	2,530	3,129
Insurance	1,947	5,616
Compensation	40,820	65,999
Rent	4,200	11,200
Office expense	6,565	22,034
Total Expenses	106,661	271,697

LOSS FROM OPERATIONS	(106,661)	(271,697)

OTHER INCOME (EXPENSE)
Interest Income	1,847	2,100
Interest expense	(1,011)	(1,667)
Total Other Income (Expense)	836	433

LOSS BEFORE TAXES	(105,825)	(271,264)

INCOME TAX EXPENSE	—	—

NET LOSS	$(105,825)	$(271,264)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.01)	$(0.03)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	10,259,330	9,529,013

The accompanying notes are an integral part of these financial statements.

AXIOLOGIX EDUCATION CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
 STATEMENT OF STOCKHOLDER'S DEFICIT

					Additional		Total
	Common Stock		Stock Payable		Paid-in	Accumulated	Stockholder's
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, April 29, 2009	—	$—	—	$—	$—	$—	$—
							—
Common stock issued to founders	8,740,000	8,740			(8,740)		—
							—
Common stock issued for cash	1,279,000	1,279			126,621		127,900

Common stock issued for services	3,600	4			356		360

Net loss from inception to May 31, 2009						(165,439)	(165,439)
							—
Balance, May 31, 2009 (audited)	10,022,600	$10,023	—	$—	118,237	$(165,439)	$(37,179)

Common stock issued for cash	315,000	315			31,185		31,500

Stock redeemed and cancelled	(15,152)	(15)			(4,985)		(5,000)

Proceeds from common stock to be issued			735,000	73,500	—		73,500

Net loss for the quarter ended Aug 31, 2009						(105,825)	(105,825)

Balance, August 31, 2009 (unaudited)	10,322,448	$10,323	735,000	$73,500	144,437	(271,264)	$(43,004)

The accompanying notes are an integral part of these financial statements.

AXIOLOGIX EDUCATION CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOW
FOR THE QUARTER ENDED AUGUST 31, 2009 AND
FROM INCEPTION, APRIL 29, 2009 THROUGH AUGUST 31, 2009

	For the quarter ended	From April 29, 2009 (Inception)
	August 31,	to August 31,
	2009	2009
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(105,825)	$(271,264)
Adjustments to reconcile net loss to net cash
used for operating activities:
Stock based compensation	—	360
Changes in operating assets and liabilities:
Accrued interest receivable	—	(153)
Prepaid expenses and other current assets	(231)	(1,996)
Accounts payable and accrued expenses	3,600	32,689
CASH USED FOR OPERATING ACTIVITIES	$(102,456)	$(240,364)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan to related party	—	(10,000)
Payment received from related party	10,153	10,153
Cash from Note Payable	—	20,000
Advances payable - related parrty	—	5,000
Proceeds from sale of stock	105,000	232,900
Principal payments on advances from related party	(5,000)	(5,000)
Payment to redeem outstandin g stock	(5,000)	(5,000)
CASH PROVIDED BY FINANCING ACTIVITIES	$105,153	$248,053

NET INCREASE IN CASH	2,697	7,689

CASH AT BEGINNING OF YEAR	4,992	—

CASH AT YEAR END	$7,689	$7,689

The accompanying notes are an integral part of these financial statements

Axiologix Education Corporation
Notes to the financial statements
(Unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

Axiologix Education Corporation was incorporated under the laws of Nevada, USA, on April 29, 2009. The Company has limited operations and in accordance with SFAS 7, is considered a development stage company, and has had no revenues from operations to date.

Initial operations have included organization, capital formation, target market identification, and marketing plans. Management is planning to commence operation as educational software and services provider for school systems K-20 by focusing on raising student achievement through its research-based school design, uniquely aligned assessment systems, interactive professional development, integrated use of technology and other proven program features.

The accompanying interim financial statements of Axiologix have been prepared without audit in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Registration Statement on Form S-1 for the year ended May 31, 2009. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the Securities and Exchange Commission Act 1934.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could materially differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Debt

Axiologix accounts for debt at the face amount of the debt offset by applicable discounts and recognizes interest expense for accrued interest payable under the terms of the debt. Principal and interest payments due within one year are classified as current, whereas principal and interest payments for periods beyond one year are classified as long term.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Loss per share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Fair value of financial instruments

The carrying value of cash and cash equivalents, accounts payable and accrued expenses and other liabilities approximates fair value due to the short term maturity of these instruments. The carrying value of the notes payable, approximate their fair value as August 31, 2009.

New Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events."  This Statement sets forth: 1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; 2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and 3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This Statement is effective for interim and annual periods ending after June 15, 2009. The company adopted this Statement in the period ended August 31, 2009. The Company has evaluated subsequent events through November 6, 2009, the date of issuance of the Company's financial position and results of operations.

In June 2009, the FASB issued SFAS No. 166 amends SFAS No. 140 by removing the exemption from consolidation for Qualifying Special Purpose Entities (QSPEs). This Statement also limits the circumstances in which a financial asset, or portion of a financial asset, should be derecognized when the transferor has not transferred the entire original financial asset to an entity that is not consolidated with the transferor in the financial statements being presented and/or when the transferor has continuing involvement with the transferred financial asset. The adoption of this standard is not expected to have any material impact on the Company's Consolidated Financial Statements

In June 2009, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 167, "Amendments to FASB Interpretation No. 46(R)," SFAS No. 167 amends FASB Interpretation 46(R) to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. The Company is evaluation the impact of the adoption of this standard is on the Company's Consolidated Financial Statements.

In June 2009, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162" (the Codification). The Codification, which was launched on July 1, 2009, became the single source of authoritative nongovernmental U.S. GAAP, superseding existing FASB, American Institute of Certified Public Accountants (AICPA), Emerging Issues Task Force (EITF) and related literature. The Codification eliminates the GAAP hierarchy contained in SFAS No. 162 and establishes one level of authoritative GAAP. All other literature is considered non-authoritative. This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The implementation of this Statement is not expected to have material impact to the company's Financial Statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has net losses for the period from inception to August 31, 2009 of $271,264.  The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements through the next fiscal year ending May 31, 2010.

The ability of the Company to emerge from the development stage is dependent upon the Company's successful efforts to raise sufficient capital and then attaining profitable operations.  In response to these problems, management has planned the following actions:

•	Management intends to raise additional funds through public or private placement offerings.

•
Management is currently formulating plans with its educational software developers to generate sales.  There can be no assurances, however, that management’s expectations of future sales will be realized.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – RELATED PARTY TRANSACTIONS

On April 15, 2009, the Company purchased a Secured Promissory Note from one of its affiliated companies for $10,000. The notes carry an annual interest of 20%, are due on July 18, 2009 and are convertible into common stock at the rate of 33 cents ($0.33) per share. As of August 31, 2009, the note has been paid off in full and recorded interest income of $2,100.

As at May 31, 2009, the amount of $5,000 is due to the Chief Executive Officer for cash advances and service provided to the Company. This advance is non-interest bearing, unsecured and due on demand. The advance was repaid during August 2009.

NOTE 5 – INCOME TAXES

Net deferred tax assets are $nil. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a 100% valuation allowance.  Management believes it is likely that any deferred tax assets will not be realized.

As of August 31, 2009, the Company the Company has a net operating loss carry forward of approximately $271,264 all of which will expire by May 31, 2029.

The significant components of the deferred tax assets as of May 31, 2009 are as follows:

Net operating loss carryforwards	$92,230
Valuation allowance	(92,230)
Net deferred tax asset	—

NOTE 6 – NOTES PAYABLE

Notes Payable

On April 9, 2009, the Company entered into a Secured Promissory Note with an individual for a loan of $20,000. The notes carry an annual interest rate of 20%, are due on July 15, 2009 and are convertible into common stock with par value of $0.001 at the rate of 33 cents ($0.33) per share.  As of August 31, 2009, the Company accrued interest expenses of $1,011.

NOTE 7 – STOCKHOLDERS’ EQUITY

As of May 31, 2009, the Company issued 8,740,000 shares of common stock to its founders at par.

During the fiscal year ended May 31, 2009, the Company issued 1,279,000 shares of its common stock for $127,900.

The Company issued 3,600 shares of common stock for services. The value of the shares was $360 or $0.10 per share which was the price of the most recent sale of the Company’s stock.

On August 14, 2009, the Company redeemed 15,152 shares of its common stock from an investor for $5,000.

During the quarter ended August 31, 2009, the Company issued 315,000 shares of its common stock for $31,500. In addition, the Company received $73,500 for 735,000 shares of common stock subscribed; those shares have not been issued as of August 31, 2009.

NOTE 8 – SUBSEQUENT EVENTS

During September 2009, the Company issued all the 735,000 shares of common stock in Note 7 above to its investors. In addition, it also issued 100,000 shares of its common stock for $10,000. All subsequent events have been included through the date in which this report was filed.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$69.24
Transfer Agent Fees	$0.00
Accounting fees and expenses	$11,350.43
Legal fees and expenses	$30,000.00
Edgar filing fees	$500.00

Total	$41,919.67

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

On April 29, 2009, we issued 8,580,000 shares of our common stock to John P. Daglis, our President, Chief Executive Officer, Treasurer, Secretary and a Director, 40,000 shares of our common stock each to:  Wassim M. Ramadan, a director, Remigio Romito, a director, Dr. Vytas B. Siliunas, a director and Christopher Seaverns, a consultant.  These 8,740,000 shares were issued at a price of $0.001 per share for total services valued at $8,740.00.

On May 4, 2009, we issued 355,000 shares of our common stock to five investors at $0.10 per share for cash proceeds of $3,550.

On May 30, 2009, we issued 927,600 shares of our common stock to twenty-four investors at $0.10 per share for cash proceeds of $92,760.

On June 10, 2009, we issued 25,000 shares of our common stock to one investor at $0.10 per share for cash proceeds of $2,500.

On June 16, 2009, we issued 50,000 shares of our common stock to one investor at $0.10 per share for cash proceeds of $5,000.

On June 20, 2009, we issued 110,000 shares of our common stock to two investors at $0.10 per share for cash proceeds of $11,000.

On June 25, 2009, we issued 100,000 shares of our common stock to one investor at $0.10 per share for cash proceeds of $10,000.

On July 1, 2009, we issued 30,000 shares of our common stock to one investor at $0.10 per share for cash proceeds of $3,000.

All of the above shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").  In connection with this issuance, all purchasers were provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.  They also represented to us that they were acquiring the shares as a principal for their own account with investment intent.  They each also represented that they were sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision.  This issuance of securities was not accompanied by general advertisement or general solicitation.

In addition to representations made by the purcahsers, we have made independent determinations that the purchasers were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.  The shares were issued with a Rule 144 restrictive legend.

Exhibits

Exhibit
Number	Description

3.1 *	Articles of Incorporation
3.2 *	By-Laws
5.1	Legal Opinion of Dean Law Corp., with consent to use
23.1	Consent of M&K CPAS, PLLC

* previously filed

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.
Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Egg Harbor Township, State of New Jersey, on the  23rd  day of  November , 2009.

Axiologix Education Corporation

By:	/s/ John P. Daglis
John P. Daglis
President, Chief Executive Officer,
Secretary, Treasurer, Principal Accounting Officer,
Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ John P. Daglis	President, Chief Executive	November 23 , 2009
John P. Daglis	Officer, Secretary, Treasurer,
Principal Accounting Officer,
Principal Financial Officer
and Director

/s/ Wassim M. Ramadan	Director	November 23 , 2009
Wassim M. Ramadan

/s/ Remigio Romito	Director	November 23 , 2009
Remigio Romito

/s/ Dr. Vytas B. Siliunas	Director	November 23 , 2009
Dr. Vytas B. Siliunas